Exhibit 10.5

ARES ACQUISITION CORPORATION

c/o Ares Management LLC

245 Park Avenue, 44th Floor

New York, NY 10167

February 1, 2021

Ares Acquisition Holdings LP c/o Ares Management LLC 245 Park Avenue, 44th Floor

New York, NY 10167

Ladies and Gentlemen:

This letter agreement by and between Ares Acquisition Corporation , a Cayman Islands exempted company (the “Company”) and Ares Acquisition Holdings LP , a Cayman Islands exempted limited partnership (“the Sponsor”) dated as of the date hereof, will confirm our agreement that, commencing on the date that securities of the Company are first listed on the New York Stock Exchange (the “Listing Date”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination and (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), the Sponsor shall take steps directly or indirectly to make available, or cause to be made available, to the Company certain office space, utilities, secretarial support and administrative services as may be reasonably requested by the Company from time to time, situated at 245 Park Avenue, 44th Floor, New York, NY 10167 (or any successor location). In exchange therefore, the Company shall pay the Sponsor a sum of $16,667 per month on the Effective Date and continuing monthly thereafter until the Termination Date. The Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind or nature as a result of, or arising out of, this letter agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”) and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, this letter agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or others assets in the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

The parties may not assign this letter agreement and any of their rights, interests, or obligations hereunder without the prior written consent of the other party, provided that the Sponsor may assign this letter agreement or any of its rights, interests or obligations hereunder to an affiliate without the prior written approval of the Company. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This letter agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles that will apply the laws of another jurisdiction.

This letter agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this letter agreement.

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Very truly yours,

ARES ACQUISITION CORPORATION

By:	/s/ Jarrod Phillips
	Name:	Jarrod Phillips
	Title:	Chief Financial Officer

AGREED TO AND ACCEPTED BY:

ARES ACQUISITION HOLDINGS LP

By: ARES ACQUISITION HOLDINGS, its general partner

By:	/s/ Anton Feingold
	Name:	Anton Feingold
	Title:	Secretary

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